Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the inclusion in this Registration Statement on Form S-4 of PostRock Energy Corporation of (i) our report dated June 2, 2009 (except for the Reclassification section in Note 1, Note 4 and Note 19, as to which the date is July 28, 2009 and as to the effects of the adoption of SFAS 160 and the related disclosures in Note 2 as to which the date is October, 2, 2009), with respect to Quest Resource Corporation and subsidiaries (the “Company”) consolidated financial statements appearing in pages F-12 — F-85 of the Registration Statement on Form S-4 and (ii) our report dated June 2, 2009 with respect to the Company’s effectiveness of internal control over financial reporting appearing on page F-3 — F-5 in Annex F of the Registration Statement on Form S-4. Our report with respect to the Company’s consolidated financial statements expressed an unqualified opinion and contained explanatory paragraphs regarding (i) the Company’s restatement as of December 31, 2007 and 2006 and for the years ended December 31, 2007, 2006 and 2005, (ii) the Company’s ability to continue as a going concern, and (iii) the retrospective adjustments related to the adoption of SFAS 160. Our report with respect to the effectiveness of internal control over financial reporting as of December 31, 2008 expresses an adverse opinion. We also consent to the reference to our firm under the heading “Experts” in this registration Statement.
/s/ UHY LLP
Houston, Texas
January 21, 2010

CONSENT OF INDEPENDENT AUDITORS
We hereby consent to the inclusion in the Registration Statement on Form S-4 of PostRock Energy Corporation of our report dated September 30, 2009 relating to the opening balance sheet of PostRock Energy Corporation as of September 15, 2009. We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.
/s/ UHY LLP
Houston, Texas
January 21, 2010

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the inclusion in the Registration Statement on Form S-4 of PostRock Energy Corporation of (i) our report dated June 15, 2009 (except for the Reclassification section in Note 1, Note 4, and Note 17, as to which the date is July 28, 2009), with respect to Quest Energy Partners, L.P. and subsidiaries (the “Partnership”) consolidated financial statements and (ii) our report dated June 15, 2009 with respect to the partnership’s effectiveness of internal control over financial reporting, both of which appear in this Registration Statement on Form S-4. Our report with respect to the Partnership’s consolidated financial statements contains explanatory paragraphs regarding (i) the Partnership and the Predecessor’s (as defined in Note 1 of the consolidated/carve-out financial statements) restatement as of December 31, 2007 and 2006 and for the period from November 15, 2007 to December 31, 2007 and the Predecessor’s period from January 1, 2007 to November 14, 2007 and the years ended December 31, 2006 and 2005 and (ii) the Partnership’s ability to continue as a going concern. Our report with respect to the effectiveness of internal control over financial reporting as of December 31, 2008 expresses an adverse opinion. We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.
/s/ UHY LLP
Houston, Texas
January 21, 2010

CONSENT OF INDEPENDENT AUDITORS
We hereby consent to the inclusion in the Registration Statement on Form S-4 of PostRock Energy Corporation of our report dated March 31, 2009 relating to the consolidated financial statements of Quest Midstream Partners, L.P. and subsidiaries as of December 31, 2008 and 2007 and for the years then ended. We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.
/s/ UHY LLP
Houston, Texas
January 21, 2010